UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a 6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a 12

ROMEO POWER, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11

Supplement to Proxy Statement for

Annual Meeting of Stockholders

to be held June 30, 2022

This supplement, dated June 14, 2022, supplements the definitive proxy statement (the “Proxy Statement”) of Romeo Power, Inc. (the “Company”) filed with the Securities and Exchange Commission (the “SEC”) on April 28, 2022, relating to the Company’s 2022 Annual Meeting of Stockholders (the “Annual Meeting”), previously scheduled to be held virtually on June 14, 2022. The Annual Meeting was called to order at 10:00 a.m., Pacific Time, on Tuesday, June 14, 2022 and then adjourned.

Notice is hereby given that the Annual Meeting has been adjourned and will reconvene at 10:00 a.m., Pacific Time, on Thursday, June 30, 2022. The Annual Meeting will be held in a virtual format only via live webcast at www.virtualshareholdermeeting.com/RMO2022. No changes have been made to the record date or the proposals to be brought before the Annual Meeting, which are presented in the Proxy Statement. Stockholders of record at the close of business on April 18, 2022 who have not yet voted are encouraged to vote by 11:59 p.m., Eastern Time (ET) on June 29, 2022, are entitled to vote at the Annual Meeting to be held on June 30, 2022, and may participate in the meeting using the control number included in the previously-distributed proxy materials.

The Company has decided to adjourn the Annual Meeting in order to provide additional time to solicit proxies with respect to the proposal to amend the Company’s Second Amended and Restated Certificate of Incorporation to increase the number of shares of authorized Common Stock from 250,000,000 to 350,000,000, which requires the affirmative vote of a majority in voting power of the Company entitled to vote on the proposal. The Company’s board of directors recommends a vote “FOR” the abovementioned proposal for the reasons described in the Proxy Statement.